   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1999

                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                           HOST MARRIOTT CORPORATION
                       (FORMERLY HMC MERGER CORPORATION)
            (Exact name of registrant as specified in its charter)


           Maryland                                       53-0085950
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              10400 Fernwood Road
                        Bethesda, Maryland  20817-1109
         (Address of Principal Executive Offices, including zip code)

                                 ------------

               HOST MARRIOTT CORPORATION AND HOST MARRIOTT, L.P.
                  COMPREHENSIVE STOCK AND CASH INCENTIVE PLAN
                   (FORMERLY, THE HOST MARRIOTT CORPORATION
                   1997 COMPREHENSIVE STOCK INCENTIVE PLAN)
                           (Full title of the Plan)

                                 ------------

                            Christopher G. Townsend
                    Senior Vice President, General Counsel
                            and Corporate Secretary
                           Host Marriott Corporation
                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109
                                (301) 380-9000

                (Name, address and telephone number, including
                       area code, of agent for service)

                                   Copy to:
                         J. Warren Gorrell, Jr., Esq.
                            Steven E. Ballew, Esq.
                            HOGAN & HARTSON L.L.P.
                         555 Thirteenth  Street, N.W.
                         Washington, D.C.  20004-1109
                                (202) 637-5600

                                 ------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                    Amount    Proposed maximum    Proposed maximum      Amount of
                   Title of securities              to be      offering price    aggregate offering    registration
                    to be registered              registered      per share             price              fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 par share            19,000,000       $11.22 (1)       $213,180,000 (1)   $59,264.04 (1)
======================================================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices per share of the Common Stock on March 18, 1999, as reported on the New York Stock Exchange.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


  The documents containing the information specified in Part I will be sent or given to employees participating in the Host Marriott Corporation and Host Marriott, L.P. Comprehensive Stock and Cash Incentive Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.



                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     On December 29, 1998, HMC Merger Corporation ("new Host Marriott" and the "Registrant"), a Maryland corporation and formerly a wholly owned subsidiary of Host Marriott Corporation, a Delaware corporation ("old Host Marriott"), completed its merger with old Host Marriott as part of old Host Marriott's plan to convert to a real estate investment trust. In connection with the merger, new Host Marriott, as the surviving corporation in the merger, changed its name from HMC Merger Corporation to Host Marriott Corporation, and commencing at the opening of trading on December 30, 1998, shares of the new Host Marriott are being traded on the New York Stock Exchange under the symbol "HMT," the same symbol under which old Host Marriott was traded prior to the merger.

     New Host Marriott hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

        (a) The Registrant's Prospectus dated November 23, 1998 declared effective as a part of Amendment No. 4 to its Registration Statement on Form S-4 (file number 333-64793) filed on November 23, 1998 under the Securities Act.

        (b) Current Reports on Form 8-K filed by the Registrant (i) report dated November 23, 1998 (filed on December 11, 1998); (ii) report dated December 18, 1998 (filed on December 24, 1998);
                  (iii) report dated December 29, 1998 (filed on December 29,
                  1998); (iv) report dated December 30, 1998 (filed on December 31, 1998); (v) report dated January 12, 1999 (filed on January 14, 1999); (vi) report dated December 30, 1998 (filed on January 14, 1999); (vii) report dated December 30, 1998 (filed on January 15, 1999); and (viii) report dated January 21, 1999 (filed on January 22, 1999).

        (c) Current Report on Form 8-K/A filed by the Registrant dated March 15, 1999 (filed on March 15, 1999).

        (d) The description of the Registrant's common stock, par value $0.01 per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A/A filed on December 28, 1998.

  In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

          A description of the Registrant's Common Stock is incorporated by reference under Item 3.

Item 5.  Interests of Named Experts and Counsel

          Not applicable.

Item 6.  Indemnification of Directors and Officers

          The Registrant's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and bylaws (the "Bylaws") obligate the Registrant, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer or partner of such corporation, real estate investment trust, partnership, joint venture, trust, employment benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Registrant's Articles of Incorporation and Bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant. The Registrant's Bylaws require the Registrant to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation. In accordance with the MGCL, the Registrant's Bylaws require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Registrant's Bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

     The Registrant intends to enter into indemnification agreements with each of its directors and officers. The indemnification agreements will require, among other things, that the Registrant indemnify its directors and officers to the fullest extent permitted by law and advance to its directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

     The Second Amended and Restated Agreement of Limited Partnership of Host Marriott, L.P. (the "Partnership Agreement"), of which the Registrant is the General Partner, also provides for indemnification of the Registrant and its officers and directors to the same extent that indemnification is provided to officers and directors of the

Registrant in its Articles of Incorporation, and limits the liability of the Registrant and its officers and directors to Host Marriott, L.P. and its respective partners to the same extent that the liability of the officers and directors of the Registrant to the Registrant and its stockholders is limited under the Registrant's Articles of Incorporation.

         The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors and officers, including with respect to security law claims.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

Exhibit
Number    Description
-------   -----------

4.1 Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, dated as of November 23, 1998 (incorporated by reference to Exhibit 4.1 of the Registrant's registration statement on Form 8-A filed on December 11, 1998 (File No. 001-14625))

4.2 Amendment No. 1 to Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, dated as of December 18, 1998 (incorporated by reference to Exhibit 4.2 of the Registrant's registration statement on Form 8A/A filed on December 24, 1998 (File No. 001-14625))

5.1       Opinion of the Registrant's Law Department

23.1      Consent of Registrant's Law Department (included in Exhibit 5.1)

23.2      Consent of Arthur Andersen LLP, independent public accountants

24        Power of Attorney (included on signature page)

Item 9.  Undertakings
------

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 25th day of March, 1999.


                                        HOST MARRIOTT CORPORATION


                                        By  /s/ Christopher G. Townsend
                                          -------------------------------------
                                          Christopher G. Townsend
                                          Senior Vice President, General Counsel
                                          and Corporate Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher G. Townsend his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 25th day of March, 1999:

         Signature                             Title
         ---------                             -----


/s/ Terence C. Golden           President, Chief Executive Officer and Director
------------------------------  (Principal Executive Officer)
Terence C. Golden

/s/ Robert E. Parsons, Jr.      Executive Vice President and
------------------------------  Chief Financial Officer
Robert E. Parsons, Jr.          (Principal Financial Officer)

/s/ Christopher J. Nassetta     Executive Vice President and
------------------------------  Chief Operating Officer
Christopher J. Nassetta         (Principal Operating Officer)

/s/ Donald D. Olinger           Senior Vice President and
------------------------------  Corporate Controller
Donald D. Olinger               (Principal Accounting Officer)

/s/ Richard E. Marriott         Chairman of the Board of Directors
------------------------------
Richard E. Marriott

/s/ Christopher G. Townsend     Senior Vice President, General
------------------------------  Counsel and Corporate Secretary
Christopher G. Townsend

/s/ J.W. Marriott, Jr.          Director
------------------------------
J.W. Marriott, Jr.

/s/ Ann Dore McLaughlin         Director
------------------------------
Ann Dore McLaughlin

/s/ Harry L. Vincent, Jr.       Director
------------------------------
Harry L. Vincent, Jr.

/s/ R. Theodore Ammon           Director
------------------------------
R. Theodore Ammon

/s/ Robert M. Baylis            Director
------------------------------
Robert M. Baylis

/s/ John G. Schreiber           Director
------------------------------
John G. Schreiber

                                 EXHIBIT INDEX


Exhibit
Number                               Description
------                               -----------

4.1 Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, dated as of November 23, 1998 (incorporated by reference to Exhibit 4.1 of the Registrant's registration statement on Form 8-A filed on December 11, 1998 (File No. 001-14625))

4.2 Amendment No. 1 to Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, dated as of December 18, 1998 (incorporated by reference to Exhibit 4.2 of the Registrant's registration statement on Form 8A/A filed on December 24, 1998 (File No. 001-14625))

5.1       Opinion of the Registrant's Law Department

23.1      Consent of Registrant's Law Department (included in Exhibit 5.1)

23.2      Consent of Arthur Andersen LLP, independent public accountants

24        Power of Attorney (included on signature page)